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                                   EXHIBIT 3.2

                    REAL ESTATE INVESTMENT TRUST OF MARYLAND

                        AMENDMENT TO DECLARATION OF TRUST

                                OCTOBER 11, 1995


     WHEREAS, the REAL ESTATE INVESTMENT TRUST OF MARYLAND was formed under the laws of the State of Maryland and has filed its Declaration of Trust with the Maryland State Department of Assessments and Taxation on October 10, 1995; and

     WHEREAS, it is deemed to be advisable and in the best interests of the Trust that an additional trustee be named;

     NOW, THEREFORE, pursuant to a written consent of the Trustees of Real Estate Investment Trust of Maryland executed on October 11, 1995, that Article 5, Section 1 of the Declaration of Trust is amended to read as follows:

               TERMINATION OF TRUST. The Trust shall, unless sooner terminated as provided hereinafter, continue in existence until such time as all of its assets have been liquidated and distributed to the Shareholders. The Trust may be terminated at any time by the Trustees (subject to the requirements of Article 3, Section 2(6) hereof) or, if the Trustees have not so terminated the Trust, a vote or written consent of the holders of a majority of the issued and outstanding Shares.

          In the event that it shall be finally determined by a court of competent jurisdiction in any state in which the Trust shall own property that the holding of such property is or shall be in contravention of a law, whether statutory or otherwise, similar to the common law "rule against perpetuity", then with respect to property affected thereby, unless this Trust shall be earlier terminated as provided in this Section 1 of this Article 5, it shall continue only until the expiration of 21 years after the death of the last survivor of the following named persons:

                                       Austin G. Anderson
                                       William Borsari
                                       Roger P. Kuppinger
                                       Jay W. Pauly


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                                       Gregory M. Simon
                                       W. J. Smith
                                       R. Randall Woods

               In connection with any termination of the Trust, the Trustees, upon receipt of such releases or indemnity as they deem necessary for their protection may:

               (1) Sell and convert into cash the property of the Trust and distribute the net proceeds among the Shareholders ratably; or

               (2) Convey the property of the Trust to one or more persons, entities, trusts, or corporations for consideration consisting in whole or in part of cash, shares of stock, or other property of any kind, and distribute the net proceeds among the Shareholders ratably, at valuations fixed by the Trustees, in cash or in kind, or partly in cash and partly in kind; provided that the proposal to proceed as described in this clause (2) shall have been set forth in the written approval of the Shareholders holding a majority of the Shares issued and outstanding.

               Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title, and interest of all Shareholders shall cease and be cancelled and discharged.

     RESOLVED FURTHER, that Exhibit A to the Declaration of Trust, incorporated by Article 7, Section 3 of the Declaration of Trust, is amended to read as follows:


                                    EXHIBIT A

                                BOARD OF TRUSTEES

          Austin G. Anderson                 328 17th Street
                                             Manhattan Beach, CA  90266

          William Borsari                    2859 Ocean Front Walk
                                             San Diego, CA  92109

          Roger P. Kuppinger                 A67 Surfside Avenue



                                       25
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                                             Surfside, CA  90743

          Jay W. Pauly                       709 33rd Street
                                             Manhattan Beach, CA  90266

          Gregory M. Simon                   3623 Roblar Avenue
                                             Santa Ynez, CA  95608

          W.J. Smith                         1301 Gary Way
                                             Carmichael, CA  95608

          R. Randall Woods                   270 Glen Summer Road
                                             Pasadena, CA  91105


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date herein first written above.



                                   -----------------------------------
                                   Austin G. Anderson


                                   -----------------------------------
                                   William Borsari


                                   -----------------------------------
                                   Roger P. Kuppinger


                                   -----------------------------------
                                   Jay W. Pauly


                                   -----------------------------------
                                   Gregory M. Simon


                                   -----------------------------------
                                   R. Randall Woods


                                       26
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               ACCEPTANCE OF POSITION AND APPROVAL BY NEW TRUSTEE


          The undersigned hereby accepts his appointment as Trustee of the Trust and hereby approves the amendments to the Declaration of Trust adopted above.


                                   -----------------------------------
                                   W.J. Smith


                                       27